UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 31, 2015

Cocrystal Pharma, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-55158	20-5978559
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
19805 North Creek Parkway Bothell, WA	98011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 398-7178

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

As previously disclosed, on March 11, 2015, Cocrystal Pharma, Inc. (the “Company”) appointed Mr. Jeffrey Meckler as Interim Chief Executive Officer effective with the filing of the Company’s Form 10-K with the Securities and Exchange Commission (the “Commission”).  The Company filed the Form 10-K on March 31, 2015 and Mr. Meckler’s appointment became effective immediately. Mr. Meckler replaced former Chief Executive Officer Dr. Gary Wilcox, who resigned as Chief Executive Officer due to medical reasons. Dr. Wilcox continues to serve the Company as a director, senior advisor, and Vice Chairman of the Board of Directors.

In addition to serving as Interim Chief Executive Officer, Mr. Meckler continues to serve as a director of the Company.  Biographical information about Mr. Meckler and the terms of his employment agreement with the Company were previously disclosed in a Report on Form 8-K filed with the Commission on March 17, 2015 and such disclosure is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cocrystal Pharma, Inc.

Date: April 6, 2015	By: /s/ Jeffrey Meckler
Name:  Jeffrey Meckler
Title:   Chief Executive Officer